EXHIBIT 23.2

Independent Auditors' Consent

 BOARD OF DIRECTORS

LOGIC DEVICES, INC.

Sunnyvale, California

We consent to the incorporation by reference in Registration No. 333-32819 and No. 333-109261 of LOGIC Devices Incorporated on Form S-8 and Registration Statement No. 333-16591 of LOGIC Devices Incorporated on Form S-3, of our report dated November 6, 2002, appearing in this Annual Report on Form 10-K of LOGIC Devices Incorporated for the year ended September 29, 2002.

/s/ Hood & Strong LLP

Menlo Park, California

December 14, 2004